Exhibit 99
CONSULTING AGREEMENT
This CONSULTING AGREEMENT (“Agreement”) is entered into effective January 1, 2019 (the “Effective Date”) by and between Hamilton Beach Brands Holding Company (the “Company”) and Alfred M. Rankin, Jr. (“Consultant”).
WITNESSETH:
WHEREAS, Consultant’s last day of employment with the Company as Executive Chairman will be December 31, 2018 (the “Retirement Date”);
WHEREAS, Consultant has specialized expertise and knowledge regarding the consumer, commercial and specialty small appliances business and the specialty retail business, the Company’s investor relations programs and with respect to public company governance; and
WHEREAS, to ensure a smooth transition, Consultant will serve as the non-executive Chairman of the Board of Directors of the Company and the Company also wishes to retain the services of Consultant to provide support to the President and Chief Executive Officer of the Company upon request.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto memorialize their understanding and agree as follows:
1.    Consulting Services.
(a)    Capacity. The Company will retain Consultant as a consultant to the Company as of the Effective Date. Consultant hereby accepts such position upon the terms and conditions set forth herein and shall perform such consulting services as requested by the Board of Directors of the Company, acting through the CEO as its designee (each, an “Authorized Party”) from time to time. The consulting services will be as mutually agreed upon by an Authorized Party and Consultant.
(b)    Scope and Performance of Work. Consultant shall perform the services in a reasonably timely manner (on such schedule as reasonably determined by Consultant, subject to the limitations contained in Section 1(c) hereof) and shall use continuing best efforts to achieve the goals or objectives of the particular project. Consultant will perform the services at such locations as are mutually agreed upon by the parties.
(c)    Schedule/Hours. Consultant shall have the sole discretion to determine the work schedule and the manner in which the consulting services will be performed. In no event will Consultant be required to perform services under this Agreement in excess of twenty (20) hours per calendar month.
(d)    No Authority. While performing consulting services hereunder, Consultant shall not be deemed an agent or authorized representative of the Company and shall have no authority to bind the Company for any contractual or other purposes.

2.    Term. This Agreement shall be effective on the Effective Date and shall continue in effect until January 1, 2020, at which time, this Agreement shall be automatically renewed for successive one (1) year periods unless either party provides written notice of non-renewal to the other party at least thirty (30) days prior to the expiration of the initial term of this Agreement or any renewal term (the term of this Agreement being referred to herein as the “Term”). Notwithstanding the foregoing, this Agreement may be terminated at any time by either party upon thirty (30) days written notice to the other party.
3.    Compensation.
(a)    Consulting Fees. For consulting services rendered under this Agreement, the Company shall pay Consultant a monthly consulting fee of $41,666.67. Such amount shall be paid to Consultant, in arrears, in the form of a single lump sum payment within ten (10) business days following the end of each calendar month during the Term.
(b)    Reimbursement of Expenses. All reasonable expenses incurred by Consultant in the performance of the services hereunder shall be for the account of, on behalf of, and at the expense of the Company, and the Company shall reimburse Consultant for any such expenses incurred by Consultant upon presentation of satisfactory evidence thereof in accordance with Company policies. All expenses shall be billed at actual cost. Notwithstanding the foregoing, expenses (other than travel) that are expected to exceed $5,000 shall require the prior written approval of an Authorized Party or its designee. Periodically, Consultant shall provide the HBBHC Accounting Department with written invoices for any such expenses incurred, indicating the type of expenses incurred and the amount thereof. The Company shall reimburse Consultant for such expenses net 30 days from the date of receipt, absent any dispute regarding the amount thereof, and subject to the rules set forth in Section 5(b).
(c)    No Funding. The Company shall pay the consulting fee from current operating funds. No property of the Company is or shall be, by reason of this Agreement, held in trust for Consultant, nor shall Consultant have any interest in, or any lien or prior claim on, any property of the Company by reason of this Agreement or the Company’s obligation to make a payment hereunder.
4.    Independent Contractor/Taxes/Benefits.
(a)    Independent Contractor. While this Agreement is in effect, Consultant will at all times be and remain an independent contractor of the Company. Consultant will be free to exercise his judgment as to the manner and method of providing the consulting services to the Company, subject to applicable laws and requirements reasonably imposed by the Company. For purposes of the amounts paid under this Agreement, Consultant will not be treated as an employee of the Company for purposes of federal, state or local income tax withholding and unless otherwise specifically provided by law, for purposes of the Federal Insurance Contributions Act, the Social Security Act, the Federal Unemployment Tax Act or any Workers’ Compensation law of any state or country. Consultant acknowledges and agrees that, as an independent contractor, he will be required to pay any applicable taxes on the fees paid by the Company and the Company shall not withhold any taxes on such fees or be responsible for the payment thereof.
(b)    Section 409A. The parties intend that any payment provided under this Agreement shall be exempt from, or shall be paid or provided in compliance with, Internal Revenue Code Section 409A and the Treasury Regulations thereunder such that there shall be no adverse tax consequences, interest or penalties as a result of the payments, and the parties shall administer and interpret the Agreement in accordance with Internal Revenue Code Section 409A and the Treasury Regulations

thereunder. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to guarantee any particular tax result for Consultant with respect to any payment provided to Consultant hereunder and Consultant shall be responsible for any taxes imposed on Consultant with respect to any such payment. Consultant shall incur a separation from service for purposes of Internal Revenue Code Section 409A on the Retirement Date.

(c)    Benefits. Except as described in the following sentence, Consultant acknowledges and agrees that as of the Effective Date, Consultant will not be treated as an employee of the Company or its affiliates for purposes of any employee benefit plan or program maintained by the Company and shall not be entitled to accrue any additional benefits under any such plan or program. Notwithstanding the foregoing, (a) nothing contained herein shall change, alter or release any vested right of Consultant earned under any employee benefit plan as of the Retirement Date and (b) during the Term, Consultant shall be provided with the use of a computer and/or iPhone or similar devices and related technical support.

1.	Restrictions.
(a)    Confidentiality. Consultant will not, without the written consent of an Authorized Party or its designee, divulge any information of a confidential, proprietary or trade secret nature relating to the Company or any of its affiliates to anyone other than authorized personnel of the Company and/or its affiliates, either during the Term of this Agreement or at any time thereafter.

(b)    Cooperation. During the Term and for a period of two years following the Term, Consultant agrees to cooperate with the Company by being reasonably available to testify on behalf of the Company and its subsidiaries in any action, suit or proceeding, whether civil, criminal, administrative or investigative and to assist the Company and its subsidiaries in any such action, suit or proceeding, by providing information and meeting and consulting at mutually agreeable times and places with the Company or its subsidiaries, their representatives or counsel, as reasonably requested; provided that such obligation to cooperate does not unreasonably interfere with Consultant’s business or personal affairs. The Company agrees to reimburse (or cause one of its subsidiaries to reimburse) Consultant for all documented expenses reasonably incurred by Consultant in connection with the provision of testimony or assistance or other cooperation contemplated by this Subsection and to pay an hourly fee at a mutually agreed rate for the services rendered by Consultant under this Subsection. Such reimbursements and hourly fees shall be paid in accordance with the Company’s or subsidiary’s normal payment timing arrangement for non-employee service providers, and shall be paid no later than the last date for which such reimbursements and payments are permitted to be paid pursuant to applicable Treasury Regulations under Internal Revenue Code Section 409A so that such reimbursements and payments do not constitute a deferral of compensation. Notwithstanding the foregoing, such reimbursements shall be subject to the following rules:

•	The amounts to be reimbursed shall be limited to expenses incurred during Consultant’s lifetime.

•	The amounts eligible for reimbursement during any of Consultant’s taxable years may not affect the expenses eligible for reimbursement in any other of Consultant’s taxable years.

•	Any reimbursement of an eligible expense shall be made on or before the last day of Consultant’s taxable year following the taxable year in which the expense was incurred.

•	Consultant’s right to a reimbursement is not subject to liquidation or exchange for another benefit.

6.    Entire Agreement. This Agreement is the complete Agreement between the Company and Consultant and supersedes any proposal or prior agreement, oral or written, and any other communications relating to the subject matter of this Agreement. No changes to this Agreement shall be effective unless made in writing and signed by the parties hereto. This Agreement may not be modified, altered or changed except upon express written consent of an Authorized Party and Consultant with specific reference made to this Agreement.

7.    Applicable Law. This Agreement will be interpreted, enforced and governed by and under the laws of the State of Ohio, excluding conflict of law provisions. Consultant consents to the jurisdiction of the State of Ohio for interpretation of this Agreement or any dispute arising from the Agreement.

8.    Assignment. No interest of Consultant under this Agreement, or any right to receive any payment hereunder, shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind, nor may such interest or payment right be taken, voluntarily or involuntarily, for the satisfaction of the obligations or debts of, or other claims against, Consultant, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings. The Company may assign its rights and obligations under this Agreement to any successor of the Company’s business which expressly assumes the Company’s obligations hereunder in writing.

9.    Notice. Any notice to be given hereunder shall be in writing and shall be deemed given when mailed by certified mail, return receipt requested, addressed as follows:

To Consultant at:

5875 Landerbrook Drive
Suite 300
Cleveland, OH 44124

To the Company at:

Hamilton Beach Brands Holding Company
4421 Waterfront Drive
Glen Allen, VA 23060
Attention: Vice President, General Counsel and Secretary

*        *        *

EXECUTED on the dates indicated below.

HAMILTON BEACH BRANDS HOLDING COMPANY

Date:	December 14, 2018	By:	/s/ Gregory H. Trepp
		Printed Name:	Gregory H. Trepp
		Title:	President and Chief Executive Officer (principal executive officer)

ALFRED M. RANKIN, JR.

Date:	December 13, 2018	By:	/s/ Alfred M. Rankin, Jr.